Exhibit 99(ii)

Arrow Electronics, Inc.
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Arrow Electronics, Inc. (the "company") for the year ending December 31, 2002 (the "Report"), I, Paul J. Reilly, Chief Financial Officer of the company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that, to the best of my knowledge:

    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: March 27, 2003                                By: /s/Paul J. Reilly
                                                         Paul J. Reilly
                                                         Vice President and                                                           Chief Financial Officer